As filed with the Securities and Exchange Commission on December 2, 2008

                                                   Registration No. 333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                   PAID, INC.
             (Exact Name of Registrant as Specified in its Charter)


DELAWARE                                                  73-1479833
(State or other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

        4 Brussels Street, Worcester, Massachusetts 01610 (508-791-6710)
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)


         SALES ONLINE DIRECT, INC. 2001 NON-QUALIFIED STOCK OPTION PLAN
                              (Full title of Plan)

                                 Gregory Rotman
                                    President
                                   Paid, Inc.
                     4 Brussels Street, Worcester, MA 01610
                                 (508) 791-6710
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 with a copy to:

                             Michael A. Refolo, Esq.
                    Mirick, O'Connell, DeMallie & Lougee, LLP
                      100 Front Street, Worcester, MA 01608
                                 (508) 929-1622

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer", and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer |_|                             Accelerated Filer |X|

Non-accelerated filer |_|                        Smaller reporting company |_|
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                     Proposed maximum       Proposed maximum
 Title of securities to            Amount to be     offering price per     aggregate offering          Amount of
     be registered                  registered            share                   price            registration fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value      10,000,000(2)           $.19                $1,900,000               $74.67
======================================================================================================================


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, on the basis of the average of the high and low reported price of the Common Stock as reported on the National Association of Securities Dealers OTC Bulletin Board on December 1, 2008, as rounded to the next highest cent.

(2) This Registration Statement covers 10,000,000 additional shares of common stock of Paid, Inc. that are being registered pursuant to the Sales Online Direct, Inc. 2001 Non-Qualified Stock Option Plan, as amended (the "Amended Plan"). These shares reflect an increase of 10,000,000 shares authorized under the Amended Plan. This Registration Statement also relates to such presently indeterminable number of additional shares of Common Stock are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.

EXPLANATORY NOTE

      This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 10,000,000 additional shares of common stock, par value $0.001 per share ("Common Stock"), of Paid, Inc., a Delaware corporation (the "Registrant"), reserved for issuance upon the exercise of stock options or the issuance of restricted stock awards that may be granted under the Sales Online Direct, Inc. 2001 Non-Qualified Stock Option Plan. The contents of the Registrant's previously filed Form S-8 Registration Statement No. 333-55180, 333-63268, 333-68718, 333-81290, 333-104402, 333-108529, 333-125194, 333-135553
and 333-149067 as filed with the SEC on February 7, 2001, June 19, 2001, August 30, 2001, January 24, 2002, April 9, 2003, September 5, 2003, May 24, 2005, June
30, 2006 and February 5, 2008 respectively, are hereby incorporated by reference in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  8.   Exhibits.

Number     Description


4.1* Specimen Common Stock Certificate (Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form SB-2
           (Reg. No. 333-48542))

5**        Legal Opinion of Mirick, O'Connell, DeMallie & Lougee, LLP

23.1**     Consent of Mirick, O'Connell, DeMallie & Lougee, LLP
           (contained in its opinion filed as Exhibit 5).

23.2**     Consent of Carlin, Charron & Rosen, LLP

24**       Power of Attorney

99.1** Sales Online Direct, Inc. 2001 Non-Qualified Stock Option Plan, as amended

----------

* Incorporated by reference. In accordance with Rule 411 promulgated pursuant to the Securities Act, reference is made to the documents noted which have been previously filed with the Commission, and are incorporated by reference herein.

**         Filed herewith.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Worcester, Massachusetts, on December 1, 2008.

                                           PAID, INC.


                                           By:/s/ Gregory Rotman
                                              -------------------------
                                              Gregory Rotman, President


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory Rotman and Richard Rotman, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                      Title                           Date
     ---------                      -----                           ----

                              Director, President             December 1, 2008
/s/ Gregory Rotman            and Chief Executive
______________________        Officer (Principal
                              Executive Officer)

/s/ Richard Rotman
______________________        Director, Chief Financial       December 1, 2008
                              Officer, Vice President
                              and Treasurer (Principal
                              Financial Officer)

/s/ Andrew Pilaro
______________________        Director                        December 1, 2008

EXHIBIT INDEX

Exhibit
Number


4.1* Specimen Common Stock Certificate (Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form SB-2
           (Reg. No. 333-48542))

5**        Legal Opinion of Mirick, O'Connell, DeMallie & Lougee, LLP

23.1**     Consent of Mirick, O'Connell, DeMallie & Lougee, LLP
           (contained in its opinion filed as Exhibit 5)

23.2**     Consent of Carlin, Charron & Rosen, LLP

24**       Power of Attorney

99.1** Sales OnLine Direct, Inc. 2001 Non-Qualified Stock Option Plan, as amended

------------

* Incorporated by reference. In accordance with Rule 411 promulgated pursuant to the Securities Act, reference is made to the documents noted which have been previously filed with the Commission, and are incorporated by reference herein.

**         Filed herewith.